UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2011

A.P. Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Lease Amendment

On July 28, 2011, A.P. Pharma, Inc. (the “Company”) entered into the Third Amendment to Lease (the “Lease Amendment”) with Metropolitan Life Insurance Company, effective as of July 28, 2011, pursuant to which the Company extended the lease for its offices through November 30, 2016.  Under the Lease Amendment, the Company agreed to increase the security deposit from $55,105 to $102,598 and pay a basic annual rent which increases incrementally over the term of the lease from $531,767 in the first two years to $615,587 in the final year.

Additionally, the Lease Amendment provided the Company with an option to extend the term of the lease for an additional period of three years (the “Option Term”).  If the Company elects to extend the term, the Option Term shall commence immediately after the expiration of the preceding term of the lease.  The basic annual rent for the Option Term shall be based on the fair market rental rate.  A copy of the Lease Amendment is filed as exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

10.1	Third Amendment to Lease, effective as of July 28, 2011, by and between the Company and Metropolitan Life Insurance Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. Pharma, Inc.

Date: August 3, 2011	/s/ John B. Whelan
John B. Whelan
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

10.1	Third Amendment to Lease, effective as of July 28, 2011, by and between the Company and Metropolitan Life Insurance Company.